                                                                      EXHIBIT 23


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ---------------------------------------------------


The Board of Directors of
J. C. Penney Company, Inc.:


We consent to incorporation by reference in: (1) the Registration Statement (No. 33-28390) on Form S-8;(2) the Registration Statement (No. 33-59666) on Form S-8; (3)the Registration Statement (No. 33-59668) on Form S-8; (4) the Registration Statement (No. 33-66070) on Form S-8; (5) the Registration Statement (No. 33-66072) on Form S-8; (6) the Registration Statement (No. 33-56995) on Form S-8; (7) the Registration Statement (No. 333-13949) on Form S-8;
(8) the Registration Statement (No. 333-13951) on Form S-8; (9) the Registration Statement (No. 333-22627) on Form S-8; (10) the Registration Statement (No. 333-22607) on Form S-8; (11) the Registration Statement (No. 333-33343) on Form S-8;
(12) the Registration Statement (No. 333-27329) on Form S-8; and (13) the Registration Statement (No. 333-23339) on Form S-3 of J. C. Penney Company, Inc. of our report dated February 26, 1998, relating to the consolidated balance sheets of J. C. Penney Company, Inc. and subsidiaries as of January 31, 1998 and January 25, 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended January 31, 1998, which report appears in the 1997 Annual Report to Stockholders of J. C. Penney Company, Inc., which Annual Report is incorporated by reference in the Annual Report on Form 10-K of J. C. Penney Company, Inc. for the year ended January 31, 1998, and our report dated February 26, 1998, relating to the financial statement schedule of J. C. Penney Company, Inc. and subsidiaries for each of the years in the three-year period ended January 31, 1998, which report appears in the Annual Report on Form 10-K of J. C. Penney Company, Inc. for the year ended January 31, 1998.



                                      /S/ KPMG Peat Marwick LLP



Dallas, Texas
April 30, 1998